Exhibit 99.4

SUNOCO LP

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma combined financial statements of Sunoco LP (“SUN”), formerly Susser Petroleum Partners LP, reflects the pro forma impacts of multiple transactions, each of which is described in the following sections. Our unaudited pro forma financial statements as of and for the year ended December 31, 2014, reflect the following transactions:

•                  The previously reported October 1, 2014 acquisition of Mid-Atlantic Convenience Stores, LLC (“MACS”) from Energy Transfer Partners, L.P. (“ETP”), the owner of our general partner and a 42.8% limited partner interest in us, for total consideration consisting of (i) $556 million in cash, subject to adjustment for working capital, and (ii) 3,983,540 of our common units (the “MACS Acquisition”);

•                  The previously reported December 16, 2014, acquisition of Aloha Petroleum, Ltd. (“Aloha”) for cash consideration of $240 million, subject to a post-closing earn-out and certain closing adjustments (the “Aloha Acquisition”); and

•                  The proposed acquisition of a 31.58% interest in Sunoco, LLC from ETP Retail Holdings, LLC (“ETP Retail”), which is wholly owned by ETP, for total consideration consisting of approximately $775.0 million in cash and $40.8 million of our common units, including the proposed issuance of notes in this offering (the “Sunoco LLC Acquisition”).

The historical financial information included in the column entitled “SUN” was derived from the audited consolidated financial statements included in SUN’s Annual Report on Form 10-K for the year ended December 31, 2014. The unaudited pro forma condensed combined statement of operations assumes that the above transactions were consummated as of January 1, 2014. The unaudited pro forma condensed combined balance sheet assumes that the Sunoco LLC Acquisition was completed as of December 31, 2014. The MACS Acquisition and Aloha Acquisition are already reflected in our audited balance sheet as of December 31, 2014. The pro forma results of the MACS Acquisition and Aloha Acquisition were previously provided in our Current Report on Form 8-K/A on March 2, 2015.

MACS Acquisition

On September 25, 2014, SUN entered into a contribution agreement with MACS, ETC M-A Acquisition LLC (“ETC”) and ETP, whereby SUN agreed to acquire all of the issued and outstanding membership interests of MACS from ETC for $556 million in cash, subject to adjustment for working capital, and 3,983,540 SUN common units. SUN initially financed the cash portion of the purchase price by utilizing availability under its revolving credit facility, subsequently raising net proceeds of $405 million from the sale of 9.1 million common units which were used to repay revolver borrowing. The MACS Acquisition was completed on October 1, 2014.

SUN is accounting for the acquisition of MACS as a transfer of net assets between entities under common control. As such, the MACS assets acquired from ETP have been recorded by SUN at ETP’s historic carrying value, and SUN has included the activities of MACS in its 2014 audited financial statements as of the September 1, 2014 date of common control for accounting purposes. Financial statements for MACS were previously provided as attachments 99.2 and 99.3 to our Current Report on Form 8-K/A on October 21, 2014.

Aloha Acquisition

On September 25, 2014, SUN and Susser Petroleum Property Company LLC (“Propco”), a wholly owned subsidiary of SUN, entered into a purchase and sale agreement in which SUN and Propco agreed to acquire all of the issued and outstanding shares of capital stock of Aloha for base consideration of $240 million in cash, subject to a post-closing earn-out and certain closing adjustments. Consummation of the Aloha Acquisition occurred on December 16, 2014. SUN financed the purchase of Aloha by utilizing availability under its revolving credit facility. SUN’s management currently plans to contribute certain assets from Propco to SUN at a future date; however, the impact of this discretionary management action is not included in the accompanying pro forma combined financial information.

The pro forma adjustments reflect a preliminary purchase price allocation. The carrying values of assets and liabilities (excluding intangibles and non-current liabilities) in this preliminary estimate were assumed to approximate their fair values. Our identifiable intangible assets consist primarily of dealer relationships. The amount of goodwill preliminarily recorded represents the excess of our estimated enterprise value over the fair value of our assets and liabilities. The value of certain assets and liabilities are preliminary in nature, and are subject to adjustment as additional information is obtained about the facts and circumstances that existed at the acquisition date. As a result, material adjustments to this preliminary allocation may occur in the future. Management is reviewing the valuation and confirming the results to determine the final purchase price allocation.

Sunoco LLC Acquisition

On March 23, 2015, we entered into a contribution agreement with ETP Retail and ETP to acquire a 31.58% membership interest in Sunoco, LLC, for total consideration of $775 million in cash and $40.8 million of our common units. We will have a 50.1% voting interest in Sunoco, LLC. The Sunoco LLC Acquisition is expected to close in early April 2015.

SUN will account for the Sunoco LLC Acquisition as a transfer of net assets under common control, and therefore will record the acquired assets at ETP’s historic carrying value. Additionally, SUN will recast its historical financial statements to include the operations of Sunoco, LLC as of the September 1, 2014 date of common control for accounting purposes. Because we will have a controlling interest in Sunoco LLC as a result of our 50.1% voting interest, our pro forma financial results and balance sheet reflect the results of Sunoco LLC on a consolidated basis, which means that, except as otherwise indicated, our pro forma financial results and balance sheet reflect 100% of the assets and operations of Sunoco LLC, even though our pro forma economic interest is only 31.58%.

Adjustments for the above-listed transactions are presented in in the following schedules, and further described in the notes to the unaudited pro forma combined financial statements. Certain information normally included in the financial statements prepared in accordance with GAAP has been condensed or omitted in accordance with the rules and regulations of the SEC. The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes thereto.

The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2014

(Dollars in thousands)

	Historical		Pro Forma Adjustments		Pro Forma
	SUN	Sunoco LLC	Sunoco LLC		Combined
ASSETS:
Cash and cash equivalents	$67,151	$—	$—		$67,151
Advances to affiliated companies	—	396,376	(389,376)	(k)	7,000
Accounts receivable, net of allowance	64,082	129,598	—		193,680
Accounts receivable affiliates	36,716	54,316	(66,291)	(k)	24,741
Inventories, net	48,646	276,408	—		325,054
Other current assets	8,546	40,735	—		49,281
Total current assets	225,141	897,433	(455,667)		666,907
Property and equipment, net	905,465	394,814	—		1,300,279
Goodwill	863,458	—	—		863,458
Intangible assets, net	172,108	185,796	13,500	(l)	371,404
Deferred tax asset—long-term	14,893	—	—		14,893
Other noncurrent assets	16,416	1,718	—		18,134
Total Assets	$2,197,481	$1,479,761	$(442,167)		$3,235,075
LIABILITIES AND PARTNERS’ EQUITY:
Accounts payable and accrued liabilities	$95,932	$390,188	$—		$486,120
Accounts payable affiliates	3,112	140,900	(66,291)	(k)	77,721
Current maturities of long-term debt	13,757	—	—		13,757
Other current liabilities	41,881	—	—		41,881
Total current liabilities	154,682	531,088	(66,291)		619,479
Revolving line of credit	683,378	—	(11,500)	(m)	671,878
Long term debt	173,383	—	800,000	(n)	973,383
Other noncurrent liabilities	49,306	1,756	—		51,062
Total Liabilities	1,060,749	532,844	722,209		2,315,802
Noncontrolling interest	(5,644)	—	381,466	(o)	375,822
Partners’ equity	1,142,376	946,917	(1,545,842)	(p)	543,451
Total Liabilities and Partners’ Equity	$2,197,481	$1,479,761	$(442,167)		$3,235,075

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(Dollars in thousands)

	Historical	Pro Forma Adjustments				Pro Forma Combined, Before Sunoco LLC	Historical	Pro Forma Adjustments		Pro Forma Combined, After Sunoco LLC
	SUN	MACS (a)	Aloha (b)	Adjustments		Transaction	Sunoco, LLC	Sunoco, LLC		Acquisition
Revenues:
Merchandise sales	$52,275	$88,616	$47,084			$187,975	$—	$—		$187,975
Motor fuel sales—third parties	2,216,665	1,006,520	620,633	(48,958)	(c)	3,794,860	14,067,955	(1,389,265)	(q)	16,473,550
Motor fuel sales—affiliated	3,074,236	—	—			3,074,236	3,232,383	(325,877)	(q)	5,980,742
Other Income	38,840	16,319	20,042			75,201	40,721	—		115,922
Total revenues	5,382,016	1,111,455	687,759	(48,958)		7,132,272	17,341,059	(1,715,142)		22,758,189
Cost of Sales:
Merchandise	38,820	64,234	34,292			137,346	—	—		137,346
Motor fuel	5,163,628	950,958	557,684	(48,958)	(c)	6,623,312	17,044,158	(1,715,142)	(q)	21,952,328
Other	3,642	—	1,576			5,218	—	—		5,218
Total Cost of Sales	5,206,090	1,015,192	593,552	(48,958)		6,765,876	17,044,158	(1,715,142)		22,094,892
Gross Profit	175,926	96,263	94,207	—		366,396	296,901	—		663,297
Operating Expenses:
Selling, general and administrative	71,873	37,965	64,827			174,665	167,210	—		341,875
Loss (gain) on disposal of assets and impairment charge	2,631	295	241			3,167	(2,450)	—		717
Depreciation, amortization and accretion	26,955	20,536	9,772	204	(d)	57,467	50,547	—		108,014
Acquisition transaction costs	—	—	523	(523)	(d)	—	—	—		—
Total operating expenses	101,459	58,796	75,363	(319)		235,299	215,307	—		450,606
Income from operations	74,467	37,467	18,844	319		131,097	81,594	—		212,691
Other income (expense):
Interest expense, net	(14,329)	(6,802)	(2,696)	(2,181)	(e)	(28,306)	—	(1,688)	(l)	(77,452)
				2,696	(f)			542	(m)
				(4,994)	(g)			(48,000)	(n)
Other miscellaneous	—	—	134			134	—	—		134
Total other income (expense)	(14,329)	(6,802)	(2,562)	(4,479)		(28,172)	—	(49,146)		(77,318)
Income before income tax	60,138	30,665	16,282	(4,160)		102,925	81,594	(49,146)		135,373
Income tax (expense) benefit	(2,352)	(0)	(6,607)	(3,199)	(h)	(12,158)	(44,862)	44,862	(r)	(12,158)
Net Income	57,786	30,665	9,675	(7,359)		90,767	36,732	(4,284)		123,215
Less: Net income attributable to noncontrolling interest	(1,043)	(2,086)	—	—		(3,129)	—	(55,826)	(o)	(58,955)
Net income attributable to Sunoco LP	$56,743	$28,579	$9,675	$(7,359)		$87,638	$36,732	$(60,110)		$64,260
Net income per limited partner unit:
Common—basic	$1.96					$2.29				$1.59
Common—diluted	$1.96					$2.29				$1.58
Subordinated—(basic and diluted)	$1.96					$2.29				$1.59
Weighted average limited partner units outstanding (diluted):
Common units—basic	14,206,536			9,872,520	(i)	24,079,056		795,482	(s)	24,874,538
Common units—equivalents	17,112					17,112				17,112
Common units—diluted	14,223,648			9,872,520	(i)	24,096,168		795,482		24,891,650
Subordinated units	10,939,436					10,939,436				10,939,436

SUNOCO LP

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As previously presented in our Current Report on Form 8-K/A filed on March 2, 2015, the unaudited pro forma condensed combined statement of operations presented above gives effect to the MACS Acquisition and the Aloha Acquisition as if all of these transactions had been consummated as of January 1, 2014.

(a)                                 To reflect the addition of MACS operating results for the eight months ended August 31, 2014. These amounts reflect the unaudited results for the nine months ended September 30, 2014, reduced by the results for the month of September 2014 which has already been reflected in our audited results of operations for the twelve months ended December 31, 2014. We previously filed audited financial statements for MACS in our Current Report on Form 8-K/A filed on October 21, 2014. Additional information regarding the MACS Acquisition may be found in the Notes to Consolidated Financial Statements included in our Form 10-K filed on February 27, 2015.

(b)                                 To reflect the operating results for Aloha for the 11.5 months ended December 15, 2014. These amounts reflect the unaudited results for the nine months ended September 30, 2014, included as Exhibit 99.2 in our Current Report on Form 8-K/A filed on March 2, 2015, plus Aloha’s results of operations for the period October 1, 2014 through December 15, 2014. Aloha’s results for the period December 16, 2014 through December 31, 2014 are included in SUN’s 2014 results. We previously filed audited financial statements for Aloha in our Current Report on Form 8-K/A filed on October 21, 2014. Additional information regarding the Aloha Acquisition may be found in the Notes to Consolidated Financial Statements included in our Form 10-K filed on February 27, 2015.

(c)                                  To conform the Aloha accounting policies for the presentation of motor fuel taxes as gross in motor fuel sales and motor fuel cost of sales, to SUN’s accounting policy to present wholesale motor fuel taxes net in motor fuel sales and motor fuel cost of sales.

(d)                                 To reflect the acquisition of Aloha by Propco to include the amortization on the estimated fair value of the trade name over 15 years, and elimination of non-recurring acquisition expenses.

(e)                                  To reflect interest expense on the $150.8 million draw on our revolving credit facility required in excess of equity issuance net proceeds to finance the cash payment made to ETP for the acquisition of MACS. Interest on the revolving credit facility is calculated to reflect 8 months of interest based on a variable rate. The borrowing rate as of February 27, 2014 of 2.2% is assumed for the entire period presented.

(f)                                   To remove historical interest expense related to Aloha’s $32.2 million of debt that was repaid concurrent with the closing of the Aloha Acquisition.

(g)                                  To reflect interest expense on the funding of Aloha Acquisition with a $240 million draw on our revolving credit facility. Assumed interest rate of 2.2%, reflecting our 30-day LIBOR borrowing cost as of February 27, 2014, resulting in annual pro forma interest expense of $5.0 million. A 0.125% change in the interest rate would impact annual interest expense by $0.3 million.

(h)                                 To reflect the estimated income tax provision for the portion of MACS operations that is included in Propco’s results of operations, at an estimated combined federal and state statutory tax rate of 39.6%.

(i)                                     To adjust the weighted average common units outstanding for the issuance of approximately 4.0 million units to ETP in October 2014, and the issuance of a total of approximately 9.1 million units to the public in October and November 2014, as if they had been issued on January 1, 2014 for purposes of calculating pro forma earnings per unit.

The unaudited pro forma condensed combined financial statements presented above further gives effect to the Sunoco LLC Acquisition as if this transaction had been consummated as of January 1, 2014 for the unaudited pro forma condensed statement of operations, and as of December 31, 2014 for the unaudited pro forma condensed combined balance sheet.

(k)                                 To eliminate $66.3 million intercompany accounts receivable and payable between Sunoco LP and Sunoco LLC, and to adjust advances to affiliated companies to reflect cash deemed distributed to parent on formation and actually distributed subsequent to formation.

(l)                                     To reflect an estimated $13.5 million loan issuance expenses related to the new senior notes to be recorded as an intangible asset with an eight year amortization, and $1.7 million amortization expense included in non-cash interest expense.

(m)                             To reflect a partial paydown of the revolving credit facility with proceeds of the senior notes offering in excess of cash required for the Sunoco LLC Acquisition, including $13.5 million estimated loan issuance expenses. The related reduction in interest expense assumes the rate as of March 13, 2015 of 2.2% for the entire period.

(n)                                 To reflect the issuance of $800.0 million senior notes. Cash interest expense is estimated assuming the notes are issued at par and at a 6.0% coupon. A .0125% change in the interest rate would impact annual interest expense by $1.0 million.

(o)                                 To reflect the 68.42% non-controlling interest in Sunoco, LLC.

(p)                                 To reflect the acquisition of Sunoco, LLC from ETP. The net adjustment to partners’ equity is comprised of the following adjustments (in millions):

Eliminate historic partners’ equity	$(946.9)
Issuance of units in exchange for 31.58% net assets acquired	176.1
Deemed distribution	(775.0)
Net adjustment to partners’ equity	$(1,545.8)

(q)                                 To conform the Sunoco, LLC accounting policies for the presentation of motor fuel taxes as gross in motor fuel sales and motor fuel cost of sales, to SUN’s accounting policy to present wholesale motor fuel taxes net in motor fuel sales and motor fuel cost of sales.

(r)                                    To eliminate income tax expense prior to June 1, 2014, at which time Sunoco LLC was formed and ceased being a taxable entity.

(s)                                   To reflect the issuance of an estimated 0.8 million common units to ETP.